                       TRANSFER AGENT SERVICING AGREEMENT


        THIS AGREEMENT is made and entered into as of this ___ day of ______, 2000, by and between Brazos Insurance Funds, a Delaware business trust (hereinafter referred to as the "Trust") and Firstar Mutual Fund Services, LLC, a corporation organized under the laws of the State of Wisconsin (hereinafter referred to as the "FMFS").

        WHEREAS, the Trust is an open-end management investment company which is registered under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Trust is authorized to create separate series, each with its own separate investment portfolio;

        WHEREAS, FMFS is in the business of providing, among other things, transfer and dividend disbursing agent functions for the benefit of its customers; and

        WHEREAS, the Trust desires to retain FMFS to provide transfer and dividend disbursing agent services to the Small Cap Growth Portfolio (the "Fund") and each additional series of the Trust listed on Exhibit A attached hereto, as may be amended from time to time.

        NOW, THEREFORE, in consideration of the mutual agreements herein made, the Trust and FMFS agree as follows:

1.      APPOINTMENT OF TRANSFER AGENT

         The Trust hereby appoints FMFS as Transfer Agent of the Trust on the terms and conditions set forth in this Agreement, and FMFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein

2.      DUTIES AND RESPONSIBILITIES OF FMFS

        FMFS shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

        A.     Receive orders for the purchase of shares;

        B. Process purchase orders with prompt delivery, where appropriate, of payment and supporting documentation to the Trust's custodian, and issue the appropriate number of uncertificated shares with such uncertificated shares being held in the appropriate shareholder account;

        C. Arrange for issuance of Shares obtained through transfers of funds from Shareholders' accounts at financial institutions and arrange for the exchange of Shares for shares of other eligible investment companies, when permitted by Prospectus.

        D.     Process  redemption  requests  received in good order and,  where
               relevant,   deliver  appropriate  documentation  to  the  Trust's
               custodian;

        E. Pay monies upon receipt from the Trust's custodian, where relevant, in accordance with the instructions of redeeming shareholders;

        F. Process transfers of shares in accordance with the shareholder's instructions;

        G. Process exchanges between funds and/or classes of shares of funds both within the same family of funds and with the Firstar Money Market Fund, if applicable;

        H. Prepare and transmit payments for dividends and distributions declared by the Trust with respect to the Fund, after deducting any amount required to be withheld by any applicable laws, rules and regulations and in accordance with shareholder instructions;

        I. Make changes to shareholder records, including, but not limited to, address changes in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.);

        J. Record the issuance of shares of the Fund and maintain, pursuant to Rule 17ad-10(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a record of the total number of shares of the Fund which are authorized, issued and outstanding;

        K. Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

        L.     Mail   shareholder    reports   and   prospectuses   to   current
               shareholders;

        M.     Prepare and file U.S.  Treasury  Department  Forms 1099 and other
               appropriate   information   returns   required  with  respect  to
               dividends and distributions for all shareholders;

        N. Provide shareholder account information upon request and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Trust;

        O. Mail requests for shareholders' certifications under penalties of perjury and pay on a timely basis to the appropriate Federal
               authorities   any  taxes  to  be   withheld  on
               dividends and distributions paid by the Trust, all as required by applicable Federal tax laws and regulations;

        P. Provide a Blue Sky System which will enable the Trust to monitor the total number of shares of the Fund sold in each state. In addition, the Trust or its agent, including FMFS, shall identify to FMFS in writing those transactions and assets to be treated as exempt from the Blue Sky reporting for each state. The responsibility of FMFS for the Trust's Blue Sky state registration status is solely limited to the initial compliance by the Trust and the reporting of such transactions to the Trust or its agent;

        Q. Answer correspondence from shareholders, securities brokers and others relating to MFS's duties hereunder and such other correspondence as may from time to time be mutually agreed upon between FMFS and the Trust.

3.      COMPENSATION

        The Trust agrees to pay FMFS for the performance of the duties listed in this agreement as set forth on Exhibit A attached hereto; the fees and out-of-pocket expenses include, but are not limited to the following: printing, postage, forms, stationery, record retention (if requested by the Trust), mailing, insertion, programming (if requested by the Trust), labels, shareholder lists and proxy expenses.

        These fees and reimbursable expenses may be changed from time to time subject to mutual written agreement between the Trust and FMFS.

        The Trust agrees to pay all fees and  reimbursable  expenses  within ten
(10) business days following the receipt of the billing notice.

        Notwithstanding anything to the contrary, amounts owed by the Trust to FMFS shall only be paid out of assets and property of the particular Fund involved.

4.      REPRESENTATIONS OF FMFS

        FMFS represents and warrants to the Trust that:

        A. It is a trust company duly organized, existing and in good standing under the laws of Wisconsin;

        B.     It is a registered transfer agent under the Exchange Act.

        C. It is duly qualified to carry on its business in the State of Wisconsin;

        D. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

        E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement;

        F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

        G. It will comply with all applicable requirements of the Securities Act of 1933, as amended, and the Exchange Act, the 1940 Act, and any laws, rules, and regulations of governmental authorities having jurisdiction.

5.      REPRESENTATIONS OF THE TRUST

        The Trust represents and warrants to FMFS that:

        A. The Trust is an open-ended non diversified investment company under the 1940 Act;

        B. The Trust is a business trust organized, existing, and in good standing under the laws of Delaware;

        C. The Trust is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform this Agreement;

        D.     All   necessary   proceedings   required   by  the   Articles  of
               Incorporation have been taken to authorize it to enter into and perform this Agreement;

        E.     The Trust will comply  with all  applicable  requirements  of the
               Securities Act, the Exchange Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction; and

        F. A registration statement under the Securities Act will be made effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Trust being offered for sale.

6.      COVENANTS OF THE TRUST AND FMFS

        The Trust shall furnish the Agent a certified copy of the resolution of the Board of Trustees of the Fund authorizing the appointment of FMFS and the execution of this Agreement. The Trust shall provide to the Agent a copy of its Articles of Incorporation and Bylaws, and all amendments thereto.

        FMFS shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the 1940 Act, and the rules thereunder, FMFS agrees that all such records prepared or maintained by FMFS relating to the services to be performed by FMFS hereunder are the property of the Trust and will be preserved, maintained and made available in accordance with such section and rules and will be surrendered to the Trust on and in accordance with its request.

7.      PERFORMANCE OF SERVICE;  LIMITATION OF LIABILITY

        FMFS shall exercise reasonable care in the performance of its duties under this Agreement. FMFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FMFS's control, except a loss arising out of or relating to the Agent's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, if FMFS has exercised reasonable care in the performance of its duties under this Agreement, the Trust shall indemnify and hold harmless FMFS from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which FMFS may sustain or incur or which may be asserted against FMFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder, except for any and all claims, demands, losses expenses, and liabilities arising out of or relating to FMFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence or from willful misconduct on its part in performance of its duties under this Agreement, (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to FMFS by any duly authorized officer of the Trust, such duly authorized officer to be included in a list of authorized officers furnished to FMFS and as amended from time to time in writing by resolution of the Board of Trustees of the Trust.

        FMFS shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Trust may sustain or incur or which may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by FMFS as a result of FMFS's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

        In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, FMFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FMFS's control. FMFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FMFS. FMFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect FMFS's premises and operating capabilities at any time during regular business hours of FMFS, upon reasonable notice to FMFS.

        Regardless of the above, FMFS reserves the right to reprocess and correct administrative errors at its own expense.

        In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation which presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim which may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

        FMFS is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust Instrument of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets, and if the liability relates to one or more series, the obligations hereunder shall be limited to the respective assets of such series. FMFS further agrees that it shall not seek satisfaction of any such obligation from the shareholder or any individual shareholder of a series of the Trust, nor from the Trustees or any individual Trustee of the Trust.


8.      PROPRIETARY AND CONFIDENTIAL INFORMATION

        FMFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present, or potential shareholders (and clients of said shareholders) and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where FMFS may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

9.       TERM OF AGREEMENT

         This Agreement shall become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue automatically in effect for successive annual periods. The Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be amended by mutual written consent of the parties.

10.      NOTICES

         Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows:
Notice to FMFS shall be sent to:

         Firstar Mutual Fund Services, LLC
         Attn.:  Jim Tiegs
         615 East Michigan Street
         Milwaukee, WI  53202

         and notice to the Trust shall be sent to:

         John McStay Investment Counsel
         5949 Sherry Lane, Suite 1600
         Dallas, TX  75225

11.      DUTIES IN THE EVENT OF TERMINATION

         In the event that, in connection with termination, a successor to any of FMFS's duties or responsibilities hereunder is designated by the Trust by written notice to FMFS, FMFS will promptly, upon such termination and at the expense of the Trust, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by FMFS under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which FMFS has maintained, the Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FMFS's personnel in the establishment of books, records, and other data by such successor.

12.      GOVERNING LAW

        This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Wisconsin. However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

13.     STOCK CERTIFICATES

        If at any time the Trust issues stock certificates, the following provisions will apply:

        (i)    In the  case  of  the  loss  or  destruction  of any  certificate representing Shares, no new certificate shall be issued in lieu thereof, unless there shall first have been furnished an appropriate bond of indemnity issued by the surety company approved by FMFS.

        (ii) Upon receipt of signed stock certificates, which shall be in proper form for transfer, and upon cancellation or destruction thereof, FMFS shall countersign, register and issue new certificates for the same number of Shares and shall deliver them pursuant to instructions received from the transferor, the rules and regulations of the SEC, and the laws of the state of Delaware relating to the transfer of shares of beneficial interest.

        (iii) Upon receipt of the stock certificates, which shall be in proper form for transfer, together with the shareholder's instructions to hold such stock certificates for safekeeping, FMFS shall reduce such Shares to uncertificated status, while retaining the appropriate registration in the name of the shareholder upon the transfer books.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer or one or more counterparts as of the day and year first written above.


BRAZOS INSURANCE FUNDS                      FIRSTAR MUTUAL FUND SERVICES, LLC


By:______________________________            By: _______________________________


Attest:__________________________            Attest:____________________________

                                   SCHEDULE A
                             BRAZOS INSURANCE FUNDS

                             SERVICE TO BE PERFORMED


FMFS will perform the following functions as transfer agent on an ongoing basis with respect to each Fund:

(a)    furnish state-by-state registration reports;

(b)    calculate   sales  load  or   compensation   payment  and  provide   such
       information;

(c)    calculate dealer commissions;

(d) provide toll-free lines for direct shareholder use, plus customer liaison staff with on-line inquiry capacity;

(e) mail duplicate confirmations to dealers of their client's activity, whether executed through the dealer or directly with FMFS;

(f)    provide  detail  for  underwriter  or  broker   confirmations  and  other
       participating dealer shareholder accounting, in accordance with such procedures as may be agreed upon between the Trust and FMFS;

(g) provide statistical information concerning accounts of each Fund to the Trust; and

(h) provide timely notification of Fund activity and such other information as may be agreed upon from time to time between FMFS and each Fund or the Custodian, to the Trust or the Custodian.

                                   SCHEDULE B
                             BRAZOS INSURANCE FUNDS

                               SHAREHOLDER RECORDS


FMFS shall maintain records of the accounts for each shareholder showing the following information:

(a) name, address and United States Tax Identification or Social Security number;

(b) number of Shares held and number of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

(c)    historical   information  regarding  the  account  of  each  shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

(d)    any stop or restraining order placed against a shareholder account;

(e) any correspondence relating to the current maintenance of a shareholder's account;

(f)    information with respect to withholdings; and

(g) any information required in order for FMFS to perform any calculations contemplated or required by this Agreement.

                    TRANSFER AGENT AND SHAREHOLDER SERVICING
                               ANNUAL FEE SCHEDULE

                                                                       EXHIBIT A

                    Separate Series of Brazos Insurance Funds

                    NAME OF SERIES                DATE ADDED

Brazos Small Cap Growth Portfolio

Shareholder Account Fee  (Subject to Minimum)
         No-Load - $15.00 per account
         Load Fund - $16.00 per account
         Money Market - $21.00 per account

Retail Fund Minimum - $24,000 first fund or class; $10,000 each additional fund/class

Plus Out-of-Pocket Expenses, including but not limited to:
                  Telephone - toll-free lines                 Proxies
                  Postage                                     Retention of records (with prior approval)
                  Programming (with prior approval)           Microfilm/fiche of records
                  Stationery/envelopes                        Special reports
                  Mailing                                     ACH fees
                  Insurance                                   NSCC charges

ACH Shareholder Services
                  $125.00 per month per fund group
                  $ .50 per account setup and/or  change
                  $ .50 per item for AIP purchases
                  $ .35 per item for EFT payments and purchases
                  $3.50 per correction, reversal, return item

Qualified Plan Fees (Billed to Investors)
                  Annual maintenance fee per account          $12.50 / acct.  (Cap at $25.00 per SSN)
                  Transfer to successor trustee               $15.00 / trans.
                  Distribution to participant                 $15.00 / trans.  (Exclusive of SWP)
                  Refund of excess contribution               $15.00 / trans.

Additional Shareholder Fees (Billed to Investors)
                  Any outgoing wire transfer                  $12.00 / wire
                  Telephone Exchange                          $ 5.00 / exchange transaction
                  Return check fee                            $20.00 / item
                  Stop payment                                $20.00 / stop
                  (Liquidation, dividend, draft check)
                  Research fee                                $  5.00 / item
                  (For requested items of the second calendar year [or previous] to the request)(Cap at $25.00)


                                  NSCC AND DAZL
                              OUT-OF-POCKET CHARGES

NSCC Interfaces
         Setup
                  Fund/SERV, Networking ACATS, Exchanges               $5,000 setup (one time)
                  Commissions                                          $5,000 setup (one time)
         Processing
                  Fund/SERV                                            $     50 / month
                  Networking                                           $    250 / month
                  CPU Access                                           $     40 / month
                  Fund/SERV Transactions                               $    .35 / trade
                  Networking - per item                                $    .025/monthly dividend fund
                  Networking - per item                                $    .015/non-mo. dividend fund
                  First Data                                           $    .10 / next-day Fund/SERV trade
                  First Data                                           $    .15 / same-day Fund/SERV trade

NSCC Implementation
                  8 to 10 weeks lead time (target availability 10/1/97)

DAZL (Direct Access Zip Link - Electronic mail interface to financial advisor network)
                  Setup                                               $5,000 / fund group
                  Monthly Usage                                       $1,000 / month
                  Transmission                                        $ .015 / price record
                                                                      $ .025 / other record
                  Enhancement                                         $  125 / hour


Fees and out-of-pocket expenses are billed to the fund monthly